                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Carrizo Oil & Gas, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       [LOGO OF CARRIZO OIL & GAS, INC.]

April 30, 1999

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, May 25, 1999, at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 1998 Annual Report to Shareholders is also enclosed.

                                            Sincerely,
                                            /s/ S. P. Johnson IV
                                            S. P. JOHNSON IV
                                            Chief Executive Officer

                            CARRIZO OIL & GAS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1999

To The Shareholders of
Carrizo Oil & Gas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") will be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas, on Tuesday, May 25, 1999, at 10:00 a.m. for the following purposes:

     (1) to elect five members to the Board of Directors for the ensuing year;

     (2) to approve the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999; and

     (3) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on April 28, 1999, as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors
                                            Frank A. Wojtek
                                            FRANK A. WOJTEK
                                            Secretary

April 30, 1999
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

                            CARRIZO OIL & GAS, INC.
                        14811 ST. MARY'S LANE, SUITE 148
                              HOUSTON, TEXAS 77079

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on Tuesday, May 25, 1999, at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of May 3, 1999. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING SECURITIES

     Shareholders of record as of April 28, 1999, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of the Company consisted of 10,375,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 334,624 shares of 9% Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). No other class of stock is outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The Series A Preferred Stock will not be entitled to vote at the Annual Meeting and generally has no right to vote for directors or on other matters except in certain specified circumstances or as required by law. Cumulative voting is not allowed. The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999; and (3) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of March 31, 1999, and (ii) the shares of Common Stock beneficially owned, as of March 31, 1999, by each director, the Chief Executive Officer and the three other executive officers who were serving at the end of the Company's last fiscal year and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                         --------------------------------
                                                                                 PERCENT
                                                                                OF COMMON
                                                                                STOCK(2)
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  NUMBER OF SHARES(2)    (ROUNDED)
---------------------------------------                  -------------------    ---------
Directors and Executive Officers:
  S. P. Johnson IV.....................................         816,418(3)         7.8%
  Frank A. Wojtek......................................       1,287,054(3)        12.4%
  George Canjar........................................         138,825            1.3%
  Ken Trahan...........................................          83,295              *
  Steven A. Webster....................................       1,558,048(3)(4)     15.0%
  Douglas A. P. Hamilton...............................         804,962(3)(5)      7.8%
  Paul B. Loyd, Jr. ...................................       1,433,422(3)        13.8%
  Executive Officers and Directors as a Group (7
     persons)..........................................       6,122,024           57.4%
  DAPHAM Partnership, L.P..............................         395,960(3)(6)      3.8%
  The Douglas A.P. Hamilton 1997 GRAT..................         200,000(3)(7)      1.9%
  Affiliates of Enron Corp.............................       1,000,000(3)(8)      8.8%

---------------

 *  Less than one percent.

(1) Except as described in note 3 below or otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Carrizo Oil & Gas, Inc., 14811 St. Mary's Lane, Suite 148, Houston, Texas 77079.

(2) The table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days of March 31, 1999 as follows: Mr. Johnson -- 33,333, Mr. Wojtek -- 13,333, Mr. Canjar -- 138,825, Mr. Trahan -- 83,295, Mr. Webster -- 4,166, Mr.
    Hamilton -- 4,166, Mr. Loyd -- 4,166, all executive officers and directors as a group -- 281,284 and Enron Corp. -- 1,000,000. The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming that no options, warrants or convertible securities held by any other person have been exercised.

(3) Pursuant to a Shareholders' Agreement dated January 8, 1998, among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Douglas A.P. Hamilton, Paul B. Loyd, Jr., DAPHAM Partnership, L.P., the Douglas A.P. Hamilton 1997 GRAT, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership, certain shareholders of the Company may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nothing herein shall constitute an affirmance that any such group exists; however, such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 31, 1999 be deemed to beneficially own an aggregate of 7,495,864 shares (65.6%). Each party to the Shareholders' Agreement listed above disclaims beneficial ownership of any common stock owned by the other parties to the Shareholders' Agreement.

(4) Shares shown include 1,497,016 shares of Common Stock owned by Mr. Webster and 56,866 shares owned by Cerrito Partners, of which Mr. Webster is one of three general partners and could be deemed to share voting and dispositive power with the other general partners. However, Mr. Webster does not admit to having such power and disclaims the beneficial ownership of the Common Stock held by Cerrito Partners.

(5) Shares shown do not include (i) 395,960 shares of Common Stock beneficially owned by DAPHAM Partnership, L.P., the limited partner of which is a charitable remainder trust of which Mr. Hamilton, his wife and children are among the beneficiaries, (ii) 200,000 shares of Common Stock beneficially owned by the Douglas A.P. Hamilton 1997 GRAT, of which Mr. Hamilton is the sole beneficiary until October 2002 and (iii) 14,472 shares of Common Stock beneficially owned by certain trusts established for the benefit of Mr. Hamilton's children, and for each of which Mr. Hamilton's wife serves as trustee. Mr. Hamilton disclaims beneficial ownership of all of such shares.

(6) The address of DAPHAM Partnership, L.P. is 462 Broadway, Second Floor, New York, New York 10013.

(7) The address of the Douglas A.P. Hamilton 1997 GRAT is 900 Third Avenue, New York, New York 10022, and its trustee is Mr. Kim E. Baptiste.

(8) As disclosed in the Schedule 13D filed by Enron Corp. and certain of its affiliates on March 3, 1998, as amended by Amendment No. 1 thereto filed on January 6, 1999, shares shown represent 250,000 shares of Common Stock issuable upon exercise of warrants reported to be held by Sundance Assets, L.P. and 750,000 shares of Common Stock issuable upon exercise of warrants reported to be held by Joint Energy Development Investments II Limited Partnership. Each of these entities is an affiliate of Enron Corp. Enron Corp. and certain of its other affiliates may be deemed to beneficially own these warrants. Each of Enron Corp. and those affiliates disclaims beneficial ownership of these warrants. The address of Enron Corp. is 1400 Smith Street, Houston, Texas 77002. Although the above referenced Amendment No. 1 to Schedule 13D reports that 250,000 warrants were contributed to Sundance Assets, L.P. by Enron Capital & Trade Resources Corp. as part of an internal reorganization, they are currently registered on the books and records of the Company as being owned by Enron Capital & Trade Resources Corp.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 2000 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Mr. S.P. Johnson IV; Mr. Frank A. Wojtek; Mr. Steven A. Webster; Mr. Douglas A.P. Hamilton; and Mr. Paul B. Loyd, Jr. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director. Following the resignation of Roberto Marsella on February 6, 1999, the number of directors constituting the Board was set at five.

NOMINEES

     The following sets forth information concerning the five nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of April 1, 1999, position with the Company and business experience during the past five years.

     S. P. Johnson IV, age 43, has served as the President, Chief Executive Officer and a director of the Company since December 1993. Prior to that, he worked 15 years for Shell Oil Company. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.

     Frank A. Wojtek, age 43, has served as the Chief Financial Officer, Vice President, Secretary, Treasurer and a director of the Company since 1993. In addition, from 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation ("Reading & Bates", an offshore drilling company). Mr. Wojtek also holds the positions of Vice President and Secretary/Treasurer for Loyd & Associates, Inc. (a private financial consulting and investment banking firm). Mr. Wojtek held the positions of Vice President and Chief Financial Officer of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles-Alexander International Inc. from 1987 to 1989 and Vice President and Chief Financial Officer of India Offshore Inc. from 1989 to 1992, all of which are companies in the offshore drilling industry. Mr. Wojtek is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas.

     Steven A. Webster, age 47, has been the Chairman of the Board of the Company since June 1997 and has been a director of the Company since 1993. Mr. Webster is currently the President, Chief Executive Officer and a director of R&B Falcon Corporation ("R&B Falcon"), an offshore drilling company that was created by the merger of Falcon Drilling Company Inc. ("Falcon") and Reading & Bates. Effective May 31, 1999, Mr. Webster will step down as President and Chief Executive Officer of R&B Falcon, but will remain as a director and serve as Vice Chairman. Mr. Webster was the Chairman and Chief Executive Officer of Falcon, an offshore drilling company, and its predecessor companies from 1988 until such merger in December 1997. Mr. Webster is also a director of Grey Wolf, Inc. (an onshore drilling company), Crown Resources Corporation (a precious metals mining company) and Geokinetics, Inc. (a seismic acquisition and geophysical services company). He is a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster holds an M.B.A. degree from Harvard Business School.

     Douglas A. P. Hamilton, age 52, has been a Director of the Company since 1993, Falcon from 1992 to 1997 and R&B Falcon since December 1997. Mr. Hamilton has since 1979 been the President of Anatar Investments, Inc., a diversified investment capital firm with active investments in oil and gas and offshore contract drilling and is a co-owner of the French Culinary Institute, a cooking school in New York City. Mr. Hamilton has a degree from the University of North Carolina and completed the PMD program at Harvard Business School.

     Paul B. Loyd, Jr., age 52, has been a Director of the Company since 1993. Mr. Loyd is the Chairman of the Board of R&B Falcon. Effective May 31, 1999, Mr. Loyd will become the President and Chief Executive Officer of R&B Falcon and will continue to serve as its Chairman of the Board. Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading & Bates from 1991 to 1997 and President of Reading & Bates from 1993 to 1997. Mr. Loyd has been President of Loyd & Associates, Inc., a financial consulting firm, since 1989. Mr. Loyd was Chief Executive Officer and a director of Chiles-Alexander International, Inc. from 1987 to 1989, President and a director of Griffin-Alexander Drilling Company, from 1984 to 1987, and prior to that, a director and Chief Financial Officer of Houston Offshore International, all of which are companies in the offshore drilling industry. Mr. Loyd is also a director of Frontier Oil Corporation. Mr. Loyd served as President of the Company from its inception in September 1993 until December 1993. Mr. Loyd holds an M.B.A. degree from Harvard Business School.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by the Company or any of its subsidiaries ("Outside Directors") received an annual retainer of $7,500 through December 31, 1998. Effective January 1, 1999, the Board of Directors suspended the payment of the retainer. Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the Company's Incentive Plan (the "Incentive Plan"), each current Outside Director was granted options to purchase 10,000 shares of Common Stock at an exercise price per share of $11.00 in connection with the Company's initial public offering in August 1997 (the "IPO"). Thereafter, each additional Outside Director will be automatically granted nonqualified options to purchase 10,000 shares of Common Stock on the date that person first becomes an Outside Director of the Company. In addition, each Outside Director serving on the day after the date of the annual meeting of shareholders will automatically be granted options to purchase an additional 2,500 shares of Common Stock, subject to the availability for issuance of those shares under the Incentive Plan. During the fiscal year ended December 31, 1998, options to purchase 2,500 shares were granted to each of Messrs. Webster, Hamilton and Loyd at an exercise price per share of $6.4375. An option to purchase 10,000 shares was granted to Roberto Marsella at an exercise price per share of $6.875. However, these options have expired because on February 6, 1999 Mr. Marsella resigned from the Board of Directors. Each option granted to an Outside Director will (i) have a ten-year term, (ii) have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and (iii) become exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held two meetings during the fiscal year ended December 31, 1998, and transacted business on 14 occasions during the fiscal year by unanimous written consent.

     The Board of Directors has an Audit Committee which, during the fiscal year ended December 31, 1998, consisted of Messrs. Wojtek, Hamilton and Loyd. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, and reviews the fees charged for audits and for any nonaudit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee did not meet during fiscal 1998.

     The Board of Directors has a Compensation Committee which consists of Messrs. Webster, Hamilton and Loyd whose function is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held one meeting during fiscal 1998.

     The Board of Directors does not have a standing Nominating Committee.

     During the fiscal year ended December 31, 1998, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and of meetings of committees of the Board of Directors on which he served.

SECTION 16(a) REPORTING DELINQUENCIES

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 1998, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis, except that each of Messrs. Wojtek, Canjar and Trahan were late in filing a Form 5 reporting the grant on August 1, 1998 of 10,000, 25,000 and 25,000 unvested options, respectively, with an exercise price of $6.4375 per share.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and total compensation for (i) the Company's Chief Executive Officer for the fiscal years ended December 31, 1998, 1997 and 1996 and (ii) its other three executive officers, for the fiscal years ended December 31, 1998 and 1997 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                      ANNUAL COMPENSATION                            AWARDS
                                     ---------------------                        ------------
NAME AND                                                        OTHER ANNUAL         STOCK           ALL OTHER
PRINCIPAL POSITION            YEAR   SALARY($)    BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
------------------            ----   ----------   --------   ------------------   ------------   ------------------
S.P. Johnson IV               1998    $210,000         --        --                      --            $2,615
  President and               1997    $187,500     $  500        --                 100,000            $3,000
  Chief Executive             1996    $180,000         --        --                      --                --
  Officer
Frank A. Wojtek               1998    $150,000         --        --                  10,000            $2,573
  Chief Financial             1997    $ 56,250     $  500        --                  40,000            $  750
  Officer, Vice
  President,
  Secretary and
  Treasurer
George Canjar                 1998    $150,000         --        --                  25,000            $2,573
  Vice President of           1997    $132,000     $4,500        --                 138,825(3)         $2,430
  Exploration
  Development
Kendall A. Trahan             1998    $135,000         --        --                  25,000            $2,447
  Vice President of           1997    $109,471     $  500        --                  83,295(3)         $1,350
  Land

---------------

(1) For the fiscal years 1996, 1997 and 1998, the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% or total salary and bonus reported for that Named Executive.

(2) For the fiscal year 1998, other compensation consists of contributions of $2,195, $2,195, $2,195 and $2,195 by the Company under its 401(k) plan for Mr. Johnson, Mr. Wojtek, Mr. Canjar and Mr. Trahan, respectively, and life insurance premiums of $420, $378, $378 and $252 for Mr. Johnson, Mr. Wojtek, Mr. Canjar and Mr. Trahan, respectively. For the fiscal year 1997, all other compensation consists of contributions of $3,000, $750, $2,430 and $1,350 by the Company under its 401(k) Plan for Mr. Johnson, Mr. Wojtek, Mr. Canjar and Mr. Trahan, respectively.

(3) As adjusted for the 521-for-1 stock split that occurred on June 5, 1997.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted during fiscal 1998 to the Named Executives.

                                                                                         POTENTIAL REALIZABLE
                                                                                          VALUES AT ASSUMED
                        NUMBER OF      % OF TOTAL                                       ANNUAL RATES OF STOCK
                        SECURITIES    OPTIONS/SARS                                        PRICE APPRECIATION
                        UNDERLYING     GRANTED TO                                        FOR OPTION TERM (1)
                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE PRICE                     ----------------------
NAME                     GRANTED      FISCAL YEAR      ($/SHARE)      EXPIRATION DATE    5% ($)      10% ($)
----                   ------------   ------------   --------------   ---------------   ---------   ----------
S. P. Johnson IV.....          0             0               --                --             0           0
Frank A. Wojtek......     10,000           5.2%         $6.4375           8/01/08             0      35,525
George Canjar........     25,000          12.9%         $6.4375           8/01/08             0      88,813
Kendall A. Trahan....     25,000          12.9%         $6.4375           8/01/08             0      88,813

---------------

(1) Potential realizable value of each grant assumes that the market price of the underlying security (based upon the value of the Common Stock on the date of grant) appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Common Stock held by the Named Executives at December 31, 1998. None of the Named Executives exercised any stock options during the fiscal year ended December 31, 1998.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                         OPTIONS AT                    OPTIONS AT
                            ACQUIRED      VALUE           FISCAL YEAR-END           FISCAL YEAR-END ($)(2)
                               ON        REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
S. P. Johnson IV.........      --           --         33,333        66,667           --             --
Frank A. Wojtek..........      --           --         13,333        36,667           --             --
George Canjar............      --           --        138,825        25,000           --             --
Kendall A. Trahan........      --           --         83,295        25,000           --             --

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock, as reported on the NASDAQ Stock Market on December 31, 1998, was $1.375.

CERTAIN TRANSACTIONS

  Sale of Preferred Stock and Warrants

     On January 8, 1998, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated January 8, 1998 (the "Purchase Agreement") among the Company, Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), and Joint Energy Development Investments II, a Delaware limited partnership ("JEDI II"). ECT and JEDI II are affiliates of Enron Corp. Such transactions included (i) the payment by ECT and JEDI II of an aggregate purchase price of $30,000,000, which was determined through negotiations between the Company (with the Company's Chief Executive Officer and

Chief Financial Officer primarily representing the Company) and ECT and JEDI II,
(ii) the sale of 75,000 shares of Preferred Stock, the terms of which are set forth in the Statement of Resolution Establishing Series of Shares designated 9% Series A Preferred Stock, to ECT and 225,000 shares of Preferred Stock to JEDI II, (iii) the grant of warrants (the "Warrants") to purchase 250,000 and 750,000 shares of Common Stock to ECT and JEDI II, respectively, and (iv) the execution and delivery of the Shareholders' Agreement dated January 8, 1998 (the "Shareholders' Agreement") among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership L.P., the Douglas A.P. Hamilton 1997 GRAT, ECT and JEDI II. According to the
Schedule 13D filed by Enron Corp. and certain of its affiliates on March 3, 1998, as amended by Amendment No. 1 thereto filed on January 6, 1999, ECT transferred warrants to purchase 250,000 shares of Common Stock and 80,027.63 shares of Preferred Stock (which includes 5,027.63 shares paid as dividends on the Preferred Stock) to Sundance Assets, L.P., which is an affiliate of Enron Corp., effective as of December 23, 1998; however, such shares and warrants are currently registered on the books and records of the Company as being owned by Enron Capital & Trade Resources Corp.

     The Preferred Stock provides for annual cumulative dividends of $9.00 per share, payable quarterly in cash or, at the option of the Company until January 15, 2002, in additional shares of Preferred Stock. The Preferred Stock is required to be redeemed by the Company upon the occurrence of certain events. The Preferred Stock also may be redeemed at the option of the Company at any time in whole or in part. All redemptions are at a price per share, together with dividends accumulated and unpaid to the date of redemption, decreasing over time from an initial rate of $104.50 per share to $100.00 per share. Holders of the Preferred Stock generally have no right to vote for directors or on other matters except as otherwise required by law or in certain circumstances described in the Statement of Resolution, including the right to elect additional directors constituting up to a majority of the Board of Directors if the Company fails to redeem the Preferred Stock when required to do so.

     The Warrants are exercisable during the period beginning January 8, 1999 and ending January 8, 2005 for the purchase of an aggregate of 1,000,000 shares of Common Stock (the "Warrant Shares") at an exercise price of $11.50 per share, subject to certain adjustments. Each Warrant may be exercised by (i) paying the exercise price (A) in cash or (B) by surrender to the Company of shares of Preferred Stock or (ii) exercising the Warrant for a number of net Warrant Shares equal to (x) the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the difference between the average market price of the Common Stock during the 20 trading day period preceding the date of exercise and the exercise price divided by (y) the average market price of the Common Stock during the 20 trading day period preceding the date of exercise. In addition, with the consent of the Company, the holder of the Warrant may receive a cash payment equal to the number of Warrant Shares for which the Warrant is exercised multiplied by the difference between the average market price of the Common Stock during the 20 trading day period preceding the date of exercise and the exercise price.

     Pursuant to the Shareholders' Agreement, each of S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership L.P. and the Douglas A.P. Hamilton 1997 GRAT (the "Major Shareholders") have agreed with the Company, Enron and JEDI II that it will not (without the consent of ECT or, if ECT, JEDI II and their respective affiliates do not beneficially own the largest outstanding amount of Preferred Stock that is then beneficially owned by any shareholder, then only with the consent of the holders of a majority of the shares of Preferred Stock) transfer any of the Common Stock deemed under the Shareholders' Agreement to be beneficially owned by it as of the date of the Shareholders' Agreement, subject to certain exceptions, including the transfer during each calendar year beginning January 1, 1998 through and including 2001 up to 20% of the Common Stock held by such Major Shareholder as of the date of the Shareholders' Agreement and any portion of such shares permitted to be transferred in prior calendar years that were not so transferred. In addition, upon redemption of shares of Preferred Stock, a proportionate number of shares of Common Stock held by each Major Shareholder will be released from all transfer restrictions imposed by the Shareholders' Agreement. Notwithstanding the foregoing, each Major Shareholder has agreed to retain the final 20% of his holdings of Common Stock until no shares of Preferred Stock remain outstanding. In addition, the Major Shareholders consented to certain transactions contemplated by the Stock Purchase Agreement.

     A more detailed description of the Preferred Stock, the Warrants, the Shareholders' Agreement and the transactions relating to the Purchase Agreement may be found in the Company's Current Report on Form 8-K dated January 8, 1998.

  Guarantee of Term Loan

     For a description of guarantees of and collateral for certain indebtedness of the Company provided by certain of its directors, see "Compensation Committee Interlocks and Insider Participation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The Company's executive compensation program is intended to provide competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

     There are three basic components to the Company's current compensation system: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general oil and natural gas exploration and production industry.

     Actual individual awards and changes in remuneration to the individual executives are determined by the Compensation Committee. The Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Compensation Committee.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other oil and natural gas exploration and production companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Compensation Committee also considers the Company's earnings levels and progress in implementing its business strategy in establishing base salary increases for executives. The employment contracts of the executive officers provide that base pay is to be reviewed at least annually and will be increased at any time and from time to time, and that any increase will be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company. The base salary for each of the executive officers increased in 1998 compared to 1997. This increase resulted from employment with the Company for a full year in 1998 as compared to a partial year in 1997 for Messrs. Wojtek and Trahan and from salary increases in October 1997 for Messrs. Johnson and Canjar to take into account the length of their full-time employment with the Company. Primarily as a result of the negative effect on the Company's financial results of low oil and natural gas prices during 1998, each of the executive officers' base salary was reduced by 10%, effective February 1, 1999.

     Annual Bonus. The annual bonus is determined by the Compensation Committee. The employment contracts with the executive officers contemplate annual bonus awards in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities. In addition, Mr. Canjar receives certain overriding royalty interests on prospects he generates as a further incentive in his role as Vice President of Exploration Development. No bonuses were awarded in 1998, primarily as a result of the performance of the Company's stock, granting of stock options to executive officers during 1997 and 1998 and the effect on the Company's financial results of low oil and natural gas prices during 1998.

     Long-Term Equity-Based Compensation. To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. Prior to the Company's IPO, the shareholders and the Board of Directors of the Company approved the Company's Incentive Plan. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage a sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company. Long-term equity-based compensation is tied to shareholder return.

     Under the Company's Incentive Plan, long-term incentive compensation consists of stock options, which generally have a ten-year term and vest in thirty-three percent increments in each of the three years following the date of the grant. The exercise price of stock options granted is equal to or greater than the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     On August 1, 1998, the Compensation Committee granted options to purchase 10,000 shares, 25,000 shares and 25,000 shares to Mr. Wojtek, Mr. Canjar and Mr. Trahan, respectively, at an exercise price per share of $6.4375. These options vest three years from the date of the grant.

     The Company may periodically grant new options to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In determining whether to grant executive officers stock options under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executed officers. All options granted under the Company's Incentive Plan in fiscal year 1998 are intended to qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

     Compensation of the Chief Executive Officer. The Compensation Committee based the compensation of the Company's Chief Executive Officer, Mr. Johnson, on the same considerations described above for other executive officers. In reviewing Mr. Johnson's performance for purposes of his annual bonus, the Committee focused on factors including the performance of the Company's stock, the adjustment in Mr. Johnson's salary in 1997, the stock options granted during 1997, and the effect on the Company's financial results of low oil and natural gas prices during 1998, and took into account the Company's goal of seeking to minimize general and administrative expenses so as to maximize funds available for the development of its exploration projects. After considering these factors and consistent with its decision not to award bonuses to the other executive officers, the Compensation Committee determined not to award Mr. Johnson a bonus during 1998. Mr. Johnson's base salary was higher in 1998 than 1997 as a result of a salary increase in October 1997 to take into account the length of his full time employment with the Company. Like the other executive officers, Mr. Johnson's base salary was reduced by 10%, effective February 1, 1999.

     Consistent with its determination as to the other executive officers, the Compensation Committee determined not to make additional option grants in 1998 to Mr. Johnson because he was granted options to purchase 100,000 shares of Common Stock at an exercise price of $11.00 per share and because of his current ownership of Common Stock.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

                                            The Compensation Committee

                                            Steven A. Webster
                                            Douglas A.P. Hamilton
                                            Paul B. Loyd, Jr.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with each executive officer listed below. While the employment agreements were not amended, each of the officers' base salary was reduced by 10%, effective February 1, 1999. The following chart shows the annual base salaries that the executive officers listed therein are currently being paid by the Company.

NAME AND CURRENT POSITION                                      ANNUAL SALARY
-------------------------                                      -------------
S. P. Johnson IV............................................     $189,000
  President and Chief Executive Officer
Frank A. Wojtek.............................................     $135,000
  Chief Financial Officer
George Canjar...............................................     $135,000
  Vice President of Exploration &
  Development
Kendall A. Trahan...........................................     $121,500
  Vice President of Land

     Each of the employment agreements also provided for the initial grants of stock options for Messrs. Johnson and Wojtek and revisions to previously granted stock options for Messrs. Canjar and Trahan. The agreement with Mr. Canjar also includes a provision that entitles him to an undivided 0.5% overriding royalty interest, proportionately reduced to the Company's working interest, in all oil, gas and other minerals that may be produced and saved from prospects generated by Mr. Canjar.

     Each of the employment agreements of Mr. Johnson, Mr. Wojtek, Mr. Trahan and Mr. Canjar has an initial three-year term provided that at the end of the second year of such initial term and on every day thereafter, the term of each such employment agreement will automatically be extended for one day, such that the remaining term of the agreement shall never be less than one year. Under each agreement, both the Company and the employee may terminate the employee's employment at any time. Upon termination of employment on account of disability or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated either (x) by the employee subsequent to a change of control (as defined and including certain terminations prior to a change of control if caused by a person involved in precipitating a change of control) or
(y) by reason of death during a sixty day period following the elapse of one year after such a change of control ("window period") or with good reason (as defined), under the agreement the employee will generally be entitled to (i) an immediate lump sum cash payment equal to 150% (375% if termination occurs after a change of control) of his annual base salary that would have been payable for the remainder of the term of the applicable agreement discounted at 6%, (ii) continued participation in all the Company's welfare benefit plans and continued life insurance and medical benefits coverage and (iii) the immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof. If employment terminates due to death of the employee and other than in a window period, the Company will pay a sum equal to the amount of the employee's annual base salary for the remaining term of the agreement, reduced by the amount payable under any life insurance policies to the extent that such amounts are attributable to premiums paid by the Company. The salaries in each of these agreements are subject to periodic review and provide for increases consistent with increases in base salary generally awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate. The agreements each provide for an annual bonus in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Messrs. Webster, Hamilton and Loyd.

     Douglas A. P. Hamilton, Paul B. Loyd, Jr. and Steven A. Webster, each of whom is a director of the Company, have guaranteed the term loan portion of the credit facility with Compass Bank. As of March 31, 1999, the total outstanding borrowings under the term loan were $9 million. These directors have also provided an aggregate amount of $2 million in collateral, primarily in the form of marketable securities, to secure the borrowing base portion of the Company's credit facility. This collateral was provided in connection with the deferral of principal payments due under the borrowing base facility until July 1, 1999.

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from August 6, 1997, the date of the Company's initial public offering, to December 31, 1998, with the cumulative total return of the S&P 500 Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on August 6, 1997, in the Common Stock at its initial public offering price of $11.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                     AMONG CARRIZO OIL & GAS, INC., THE S&P
                        500 INDEX AND THE AMERICAN STOCK
                           EXCHANGE NATURAL RESOURCE
                                 INDUSTRY INDEX

                                                                          AMEX
               MEASUREMENT PERIOD                                       NATURAL           CARRIZO
             (FISCAL YEAR COVERED)                    S&P 500             RES.           OIL & GAS
08/06/97                                                       100               100               100
09/30/97                                                        99               107               136
12/31/97                                                       101                91                72
03/31/98                                                       115                84                66
06/30/98                                                       118                75                50
09/30/98                                                       106                64                25
12/31/98                                                       128                59                13

* $100 Invested on August 6, 1997 in Stock or Index (Including Reinvestment of Dividends).

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Arthur Andersen LLP, who have been the Company's auditors since 1997, as independent public accountants for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Arthur Andersen

LLP as the Company's auditors for 1999. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1998. However, if the date of the 2000 Annual Meeting of Shareholders changes by more than 30 days from the date of the 1999 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

     If a shareholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company's Bylaws. The Company's Bylaws provide generally that shareholders who wish to nominate directors or to bring business before a shareholders' meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within ten days after public announcement pursuant to the Bylaws of the meeting date, if the meeting date has not been publicly announced more than 90 days in advance). If the date of the 2000 Annual Meeting of Shareholders is the same as the date of the 1999 Annual Meeting of Shareholders, shareholders who wish to nominate directors or to bring business before the 2000 Annual Meeting of Shareholders must notify the Company no later than March 6, 2000.

                                            By Order of the Board of Directors
                                            /s/ FRANK A. WOJTECK

                                            Frank A. Wojtek,
                                            Secretary

Dated: April 30, 1999
Houston, Texas


        CARRIZO OIL & GAS, INC.
  P     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  R     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
  O     MAY 25, 1999
  X
  Y     The undersigned hereby appoints S.P. Johnson IV and Frank A.
        Wojtek, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carrizo Oil &
        Gas, Inc. (the "Company") to be held on Tuesday, May 25,
        1999, at the Houston Marriott Westside, 13210 Katy Freeway,
        Houston, Texas, at 10:00 a.m., or at any adjournment
        thereof, hereby revoking any proxy heretofore given.
        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
        MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC
        DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE
        ELECTION OF EACH OF THE DIRECTORS NAMED BELOW AND FOR THE
        APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S ACCOUNTANTS
        FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.
        The undersigned hereby acknowledges receipt of the Notice
        of, and Proxy Statement for, the aforesaid Annual Meeting.
        1. ELECTION OF DIRECTORS, NOMINEES:
        S.P. Johnson IV; Frank A. Wojtek; Steven A. Webster; Douglas
        A.P. Hamilton; and Paul B. Loyd, Jr. as directors, except as indicated below; or
        [ ] FOR        [ ] WITHHELD
        For, except vote withheld from the following nominee(s):
        ------------------------------------------------------------
        ------------------------------------------------------------
        ------------------------------------------------------------

     2. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

     3. With discretionary authority as to such other matters as may properly come before the meeting.

                                              Date:

                                              -----------------------------,
                                              1999

                                              -----------------------------
                                              (Signature)

                                              -----------------------------
                                              (Signature)

                                              Sign exactly as name appears
                                              hereon.

                                              (Joint owners should each
                                              sign. When signing as
                                              attorney, executor, officer,
                                              administrator, trustee, or
                                              guardian, please give full
                                              title as such.)

                                              PLEASE SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY,
                                              USING THE ENCLOSED ENVELOPE.